Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Variable Income Trust

We consent to the use of our reports dated February 21, 2013, with respect to the financial statements of Western Asset Variable Strategic Bond Portfolio and Western Asset Variable Global High Yield Bond Portfolio, each a series of Legg Mason Partners Variable Income Trust, as of December 31, 2012 incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

April 18, 2013

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Variable Income Trust

We consent to the use of our report dated February 21, 2013, with respect to the financial statements of Western Asset Variable High Income Portfolio, a series of Legg Mason Partners Variable Income Trust, as of December 31, 2012 incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

April 18, 2013